Exhibit 5.1

June 23, 2005

Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35202

Ladies and Gentlemen:

          We are acting as counsel to Colonial Realty Limited Partnership, a Delaware limited partnership (the “Company”), of which Colonial Properties Trust, an Alabama real estate investment trust (“CPT”), is the sole general partner, in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $1,000,000,000 in aggregate amount of one or more series of unsecured debt securities (the “Debt Securities”), all of which Debt Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	The Certificate of Limited Partnership of the Company, as filed in the office of the Secretary of State of the State of Delaware on August 9, 1993, certified as of the date hereof by the Secretary of CPT, in its capacity as general partner of the Company, as being complete, accurate and in effect.

Board of Trustees
Colonial Properties Trust
June 23, 2005

3.	The Third Amended and Restated Agreement of Limited Partnership of the Company, dated as of October 19, 1999, as amended (the “Partnership Agreement”), certified as of the date hereof by the Secretary of CPT, in its capacity as general partner of the Company, as being complete, accurate and in effect.

4.	The Declaration of Trust of CPT, as amended (the “Declaration of Trust”), as certified by the Secretary of State of the State of Alabama on June 8, 2005 and as certified by the Secretary of CPT as of the date hereof as being complete, accurate and in effect.

5.	The Bylaws of CPT, as amended (the “Bylaws”), as certified by the Secretary of CPT as of the date hereof as being complete, accurate and in effect.

6.	The Indenture between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), dated as of July 22, 1996, as amended by the First Supplemental Indenture between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), dated as of December 31, 1998 (collectively, the “Indenture”).

7.	Resolutions of the Executive Committee of the Board of Directors of Colonial Properties Holding Company, Inc., as predecessor entity to CPT, adopted on July 2, 1996, relating to the authorization and approval of the Indenture, and resolutions of the Board of Trustees of CPT adopted by unanimous written consent on June 23, 2005, relating to the filing by the Company of the Registration Statement and related matters, each as certified by the Secretary of CPT as of the date hereof as being complete, accurate and in effect.

          For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any series of Debt Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Trustees of CPT, as the general partner of the Company, consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Partnership Agreement, the Declaration of Trust, the Bylaws, the Delaware Revised Uniform Limited Partnership Act and the Alabama Real Estate Investment Trust Act of 1995 in a manner that does not

Board of Trustees
Colonial Properties Trust
June 23, 2005

violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities; (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to the Indenture, (iv) the Indenture will be qualified under the Trust Indenture Act of 1939, as amended; and (v) the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

          In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of the Documents, the authenticity of all original Documents, and the conformity to authentic original documents of all Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on (i) the Delaware Revised Uniform Limited Partnership Act and (ii) the laws of the State of New York, and we express no opinion herein as to any other laws, statutes, regulations, or ordinances. As used herein, the term “Delaware Revised Uniform Limited Partnership Act” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that the Debt Securities, upon authentication by the Trustee and due execution and delivery on behalf of the Company in accordance with the Indenture, will constitute valid and binding obligations of the Company.

          In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed in the preceding paragraph are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of

Board of Trustees
Colonial Properties Trust
June 23, 2005

judicial discretion and the application of principles of equity and requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Board of Trustees
Colonial Properties Trust
June 23, 2005

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.

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